Exhibit 99.2

DCT INDUSTRIAL

SUPPLEMENTAL REPORTING PACKAGE

2017

FIRST QUARTER

Forward-Looking Statements
We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation:

•	national, international, regional and local economic conditions;

•	the general level of interest rates and the availability of capital;

•	the competitive environment in which we operate;

•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;

•	decreased rental rates or increasing vacancy rates;

•	defaults on or non-renewal of leases by tenants;

•	acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections;

•	the timing of acquisitions, dispositions and development;

•	natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes;

•	energy costs;

•
the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates;

•	financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments;

•	lack of or insufficient amounts of insurance;

•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;

•	the consequences of future terrorist attacks or civil unrest;

•	environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and

•	other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.
In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.

First Quarter 2017 Supplemental Reporting Package	Page 2

Consolidated Statements of Operations (unaudited, amounts in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
REVENUES:
Rental revenues	$105,424	$93,977
Institutional capital management and other fees	472	393
Total revenues	105,896	94,370

OPERATING EXPENSES:
Rental expenses	9,462	10,049
Real estate taxes	16,766	14,601
Real estate related depreciation and amortization	41,605	40,070
General and administrative	7,192	6,262
Casualty gain	(270)	—
Total operating expenses	74,755	70,982
Operating income	31,141	23,388

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated joint ventures, net	1,516	884
Gain on dispositions of real estate interests	26	30,097
Interest expense	(16,755)	(16,422)
Interest and other income (expense)	(5)	515
Income tax expense and other taxes	(134)	(116)
Consolidated net income of DCT Industrial Trust Inc.	15,789	38,346
Net income attributable to noncontrolling interests	(830)	(1,955)
Net income attributable to common stockholders	14,959	36,391
Distributed and undistributed earnings allocated to participating securities	(161)	(228)
Adjusted net income attributable to common stockholders	$14,798	$36,163

NET EARNINGS PER COMMON SHARE:
Basic	$0.16	$0.41
Diluted	$0.16	$0.41

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	91,751	88,384
Diluted	91,884	88,750

First Quarter 2017 Supplemental Reporting Package	Page 3

Consolidated Balance Sheets (unaudited, amounts in thousands)

	March 31, 2017	December 31, 2016
ASSETS:
Operating portfolio	$4,139,678	$4,123,130
Value-add acquisitions	43,094	54,512
Properties under development	195,862	161,381
Properties in pre-development	59,286	52,998
Properties under redevelopment	30,600	29,754
Land held	7,698	7,698
Total investment in properties	4,476,218	4,429,473
Less accumulated depreciation and amortization	(873,912)	(839,773)
Net investment in properties	3,602,306	3,589,700
Investments in and advances to unconsolidated joint ventures	98,468	95,606
Net investment in real estate	3,700,774	3,685,306
Cash and cash equivalents	12,353	10,286
Restricted cash	1,651	7,346
Straight-line rent and other receivables, net	81,598	79,889
Other assets, net	28,467	25,315
Total assets	$3,824,843	$3,808,142

LIABILITIES AND EQUITY:
Accounts payable and accrued expenses	$79,163	$93,097
Distributions payable	29,745	29,622
Tenant prepaids and security deposits	34,745	32,884
Other liabilities	38,095	37,403
Intangible lease liabilities, net	20,537	21,421
Line of credit	107,000	75,000
Senior unsecured notes	1,378,800	1,351,969
Mortgage notes	173,569	201,959
Total liabilities	1,861,654	1,843,355
Total stockholders’ equity	1,861,832	1,862,049
Noncontrolling interests	101,357	102,738
Total liabilities and equity	$3,824,843	$3,808,142

First Quarter 2017 Supplemental Reporting Package	Page 4

Funds From Operations (“FFO”) (unaudited, amounts in thousands, except per share and unit data)

	For the Three Months Ended March 31,
	2017	2016
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$14,959	$36,391
Adjustments:
Real estate related depreciation and amortization	41,605	40,070
Equity in earnings of unconsolidated joint ventures, net	(1,516)	(884)
Equity in FFO of unconsolidated joint ventures(1)	3,238	2,367
Gain on dispositions of real estate interests	(26)	(30,097)
Noncontrolling interest in the above adjustments	(1,835)	(686)
FFO attributable to unitholders	2,254	2,261
FFO attributable to common stockholders and unitholders – basic and diluted(2)	58,679	49,422
Adjustments:
Acquisition costs	13	20
Hedge ineffectiveness (non-cash)	30	1,063
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$58,722	$50,505

FFO per common share and unit – basic	$0.61	$0.53
FFO per common share and unit – diluted	$0.61	$0.53

FFO, as adjusted, per common share and unit – basic	$0.61	$0.54
FFO, as adjusted, per common share and unit – diluted	$0.61	$0.54

FFO weighted average common shares and units outstanding:
Common shares for net earnings per share	91,751	88,384
Participating securities	466	509
Units	3,665	4,236
FFO weighted average common shares, participating securities and units outstanding – basic	95,882	93,129
Dilutive common stock equivalents	133	366
FFO weighted average common shares, participating securities and units outstanding – diluted	96,015	93,495

Reconciliation of net operating income (“NOI”) to FFO:
NOI(3)	$79,196	$69,327
Adjustments:
Equity in FFO of unconsolidated joint ventures(1)	3,238	2,367
Institutional capital management and other fees	472	393
Casualty gain	270	—
General and administrative expense	(7,192)	(6,262)
Interest expense	(19,440)	(19,369)
Capitalized interest expense	2,685	2,947
Interest and other income (expense)	(5)	515
Income tax expense and other taxes	(134)	(116)
FFO attributable to noncontrolling interests	(411)	(380)
FFO attributable to common stockholders and unitholders – basic and diluted(2)	58,679	49,422
Adjustments:
Acquisition costs	13	20
Hedge ineffectiveness (non-cash)	30	1,063
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$58,722	$50,505

(1)	Equity in FFO of unconsolidated joint ventures is determined as our share of FFO from each unconsolidated joint venture. See Definitions for additional information.

(2)	FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT).

(3)	See the reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

First Quarter 2017 Supplemental Reporting Package	Page 5

Selected Financial Data (unaudited, amounts in thousands)

	For the Three Months Ended March 31,
	2017	2016
NOI:
Rental revenues	$105,424	$93,977
Rental expenses and real estate taxes	(26,228)	(24,650)
NOI(1)	$79,196	$69,327

TOTAL CONSOLIDATED PROPERTIES:
Square feet as of period end	66,225	64,410
Average occupancy	94.9%	93.8%
Occupancy as of period end	95.2%	94.3%

CONSOLIDATED OPERATING PORTFOLIO:
Square feet as of period end	64,003	62,479
Average occupancy	97.2%	95.3%
Occupancy as of period end	97.5%	95.8%

SUPPLEMENTAL CONSOLIDATED CASH FLOW AND OTHER INFORMATION:
Straight-line rent receivable (balance sheet)	$74,469	$56,825
Straight-line rents – increase to revenue, net of related bad debt expense	$3,398	$5,457
Free rent	$3,531	$5,975
Revenue from lease terminations	$501	$80
Bad debt expense, excluding expense related to straight-line rent receivable	$113	$111
Net amortization of below market rents – increase to revenue	$732	$711
Scheduled principal amortization	$1,614	$1,175
Capitalized interest	$2,685	$2,947
Non-cash interest expense	$1,269	$2,313
Stock-based compensation amortization	$1,426	$1,302

CONSOLIDATED CAPITAL EXPENDITURES:
Development	$29,704	$60,647
Redevelopment	2,909	2,400
Due diligence	474	1,144
Casualty expenditures	24	512
Building and land improvements	892	1,120
Tenant improvements and leasing costs	9,727	11,300
Total capital expenditures	$43,730	$77,123

(1)	See reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

First Quarter 2017 Supplemental Reporting Package	Page 6

Same-Store Analysis (unaudited, amounts in thousands, except number of properties)

	For the Three Months Ended March 31,
Quarterly and Annual Same-Store Portfolio Analysis(1)	2017	2016	Percentage Change
Number of properties	371	371
Square feet as of period end	57,462	57,462
Average occupancy	97.0%	96.1%	0.9%
Occupancy as of period end	97.2%	96.5%	0.7%

Rental revenues	$91,688	$87,321	5.0%
Less: revenue from lease terminations	(501)	(80)
Add: early termination straight-line rent adjustment	17	109
Rental revenues, excluding revenue from lease terminations	91,204	87,350	4.4%
Rental expenses and real estate taxes	(23,133)	(22,931)
NOI, excluding revenue from lease terminations(2)	$68,071	$64,419	5.7%

Quarterly and Annual Same-Store Portfolio Analysis (Cash Basis)
Rental revenues	$90,065	$83,060	8.4%
Less: revenue from lease terminations	(501)	(80)
Add: early termination straight-line rent adjustment	17	109
Rental revenues, excluding revenue from lease terminations	89,581	83,089	7.8%
Rental expenses and real estate taxes	(23,139)	(22,923)	0.9%
Cash NOI, excluding revenue from lease terminations(2)	$66,442	$60,166	10.4%

(1)
Includes all consolidated stabilized acquisitions acquired before January 1, 2016 and all consolidated developments, Redevelopments and Value-Add Acquisitions stabilized prior to January 1, 2016. Once a property is included in the Quarterly or Annual Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment. We consider NOI from our Quarterly and Annual Same-Store Portfolios to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for those comparable periods.

(2)	See reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

First Quarter 2017 Supplemental Reporting Package	Page 7

Consolidated Leasing Activity (unaudited)

Leasing Statistics(1)

	Number of Leases Signed	Square Feet Signed	Cash Basis Rent Growth	Straight-Line Basis Rent Growth	Weighted Average Lease Term(2)	Turnover Costs(3)	Turnover Costs Per Square Foot(3)
FIRST QUARTER 2017		(in thousands)			(in months)	(in thousands)
New	17	826	15.7%	28.3%	47	$3,073	$3.72
Renewal	27	1,881	9.6%	23.5%	57	2,408	1.28
Development, redevelopment and value-add	5	555	N/A	N/A	62	N/A	N/A
Total/Weighted Average	49	3,262	11.3%	24.9%	56	$5,481	$2.02
Weighted Average Retention(4)	70.4%

FOUR QUARTERS ROLLING
New	79	3,396	10.9%	23.7%	59	$17,184	$5.06
Renewal	121	7,358	6.6%	17.6%	53	9,933	1.35
Development, redevelopment and value-add	21	2,033	N/A	N/A	69	N/A	N/A
Total/Weighted Average	221	12,787	7.8%	19.4%	57	$27,117	$2.52
Weighted Average Retention(4)	78.1%

(1)	Reflects leases executed during the periods presented. Excludes leases with a term shorter than one year.

(2)	Assumes no exercise of lease renewal options, if any.

(3)
The estimated turnover costs associated with leases signed on developments, Redevelopments and Value-Add Acquisitions are included in the total projected costs for those investments and are therefore excluded from the leasing statistics.

(4)	Excludes leases signed on developments, Redevelopments and Value-Add Acquisitions.

First Quarter 2017 Supplemental Reporting Package	Page 8

Consolidated Lease Expirations (unaudited, amounts in thousands)

Lease Expirations for Consolidated Portfolio by Market(1)

	2017(2)		2018		2019
Markets	Square Feet	Percentage of Total Square Feet(3)	Square Feet	Percentage of Total Square Feet(3)	Square Feet	Percentage of Total Square Feet(3)
Atlanta	91	1.3%	348	4.9%	1,075	15.2%
Baltimore/Washington D.C.	80	3.8%	381	17.9%	435	20.5%
Charlotte	—	0.0%	—	0.0%	—	0.0%
Chicago	1,214	16.3%	804	10.8%	865	11.6%
Cincinnati	428	13.2%	788	24.4%	518	16.0%
Dallas	105	1.8%	573	10.0%	795	13.9%
Denver	138	13.2%	18	1.7%	409	39.1%
Houston	104	2.3%	476	10.7%	370	8.3%
Indianapolis	141	16.7%	—	0.0%	140	16.6%
Louisville	—	0.0%	38	16.0%	200	84.0%
Memphis	472	34.1%	—	0.0%	—	0.0%
Miami	9	0.6%	200	13.4%	105	7.0%
Nashville	—	0.0%	652	31.6%	622	30.1%
New Jersey	—	0.0%	191	14.5%	91	6.9%
Northern California	102	2.3%	412	9.4%	1,849	42.0%
Orlando	268	14.1%	202	10.6%	387	20.4%
Pennsylvania	—	0.0%	713	24.6%	873	30.1%
Phoenix	154	6.0%	649	25.1%	499	19.3%
Seattle	59	1.6%	95	2.5%	226	6.0%
Southern California	578	6.7%	244	2.8%	411	4.8%
Total	3,943	6.3%	6,784	10.8%	9,870	15.7%

Lease Expirations for Consolidated Portfolio Summarized(1)

Year	Square Feet Related to Expiring Leases	Annualized Base Rent of Expiring Leases(4)	Percentage of Total Annualized Base Rent
2017(2)	3,943	$17,122	5.0%
2018	6,784	32,492	9.4%
2019	9,870	45,988	13.4%
2020	8,589	46,334	13.4%
2021	10,778	64,572	18.7%
Thereafter	23,094	138,206	40.1%
Total occupied	63,058	$344,714	100.0%
Available or leased but not occupied	3,167
Total consolidated properties	66,225

(1)	Assumes no exercise of lease renewal options, if any.

(2)	Includes leases with an initial term of less than one year.

(3)	Percentage is based on consolidated occupied square feet as of March 31, 2017 in each market and in total.

(4)	Annualized base rent includes contractual rents in effect at the date of the lease expiration.

First Quarter 2017 Supplemental Reporting Package	Page 9

Guidance (unaudited, dollar amounts in millions, except per share and unit data)

Guidance(1)

	For the Three Months Ended March 31, 2017	2017 Estimate
		Current Guidance		Previous Guidance
	Actual	Low	High	Low	High
Net earnings per common share – diluted	$0.16	$0.54	$0.62	$0.46	$0.56
FFO, as adjusted – diluted(2)	$0.61	$2.36	$2.44	$2.32	$2.42

Operating Metrics:(3)
Average consolidated operating occupancy	97.20%	96.50%	97.50%	96.00%	97.30%
Same-store NOI growth – cash basis(4)	10.40%	6.50%	7.50%	6.00%	7.00%
Same-store NOI growth – straight-line basis(4)	5.70%	3.25%	4.25%	3.00%	4.00%

Capital Deployment:
Development starts(5)	$30	$250	$350	$225	$325
Acquisitions(6)	$0	$5	$100	$0	$100

Capital Funding:
Dispositions	$0	$100	$200	$100	$200
Equity issuance	$11	$11	$100	$11	$111

General and administrative expense(7)	$7.18	$27.75	$29.25	$27.75	$29.25

Reconciliation of net earnings per share to FFO per common share and unit:
Net earnings per common share – diluted	$0.16	$0.54	$0.62	$0.46	$0.56
Adjustments:
Gain on dispositions of real estate interests	0.00	0.00	0.00	0.00	0.00
Real estate related depreciation and amortization(8)	0.45	1.81	1.81	1.85	1.85
Noncontrolling interest in adjustments	0.00	0.01	0.01	0.01	0.01
FFO per common share and unit – diluted(9)	0.61	2.36	2.44	2.32	2.42
Adjustments:
Hedge ineffectiveness (non-cash) and acquisition costs	0.00	0.00	0.00	0.00	0.00
FFO, as adjusted, per common share and unit – diluted	$0.61	$2.36	$2.44	$2.32	$2.42

(1)	Net earnings and FFO guidance are based on the significant assumptions noted in this table.

(2)	Excludes potential non-cash interest expense related to hedge ineffectiveness.

(3)	Does not consider potential future acquisitions or dispositions.

(4)	Actual and assumed amounts exclude revenue from lease terminations.

(5)	Represents our total projected investment for construction projects started or projected to start in 2017.

(6)	Excludes the acquisition of land.

(7)	Excludes actual acquisition costs.

(8)	Includes our proportionate share of real estate depreciation and amortization from unconsolidated joint ventures.

(9)	FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT).

First Quarter 2017 Supplemental Reporting Package	Page 10

Components of Net Asset Value (unaudited, amounts in thousands)

Cash Net Operating Income (“Cash NOI”)	For the Three Months Ended March 31, 2017
NOI(1)	$79,196
Less:
Revenue from lease terminations	(501)
Straight-line rents, net of related bad debt expense	(3,398)
Net amortization of below market rents	(732)
Cash NOI, excluding revenue from lease terminations(1)	74,565
Proportionate share of Cash NOI from unconsolidated joint ventures(2)	3,907
Proportionate share of Cash NOI relating to noncontrolling interests	(483)
Cash NOI attributable to common stockholders(1)	77,989

NOI adjustments to normalize Cash NOI:
Free rent(3)	3,158
Partial quarter adjustment for stabilized properties acquired(4)	—
Partial quarter adjustment for properties disposed(5)	—
Partial quarter adjustment for value-add acquisitions stabilized(6)	161
Partial quarter adjustment for development properties stabilized(6)	—
Partial quarter adjustment for redevelopment properties stabilized(6)	—
Value-add acquisitions not yet placed into operating portfolio(7)	(311)
Development properties not yet placed into operating portfolio(7)	(104)
Redevelopment properties not yet placed into operating portfolio(7)	(74)
NOI adjustments, net	2,830
Proforma Cash NOI(1)	$80,819

Other income:
Institutional capital management and other fees	$472

Balance Sheet Items	As of March 31, 2017
Other assets:
Cash, cash equivalents and restricted cash	$14,004
Other receivables, net	7,129
Other tangible assets, net(8)	25,705
Value-add acquisitions at book value	43,094
Development properties at book value	195,862
Properties in pre-development at book value	59,286
Redevelopment properties at book value	30,600
Land held at book value	7,698
Other assets	$383,378

Liabilities:
Line of credit, senior unsecured notes and mortgage notes(9)	$1,658,100
DCT's proportionate share of debt related to unconsolidated joint ventures(10)	35,032
Accounts payable, accrued expenses and distributions payable	108,908
Tenant prepaids and security deposits	34,745
Other tangible liabilities	4,615
Liabilities	$1,841,400

Other information:(11)
Common shares outstanding at period end	91,845
Operating partnership units outstanding at period end	3,621

(1)	See reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

(2)	Amount is determined as our share of Cash NOI from unconsolidated joint ventures. See Definitions for additional information.

(3)	Excludes approximately $0.4 million of free rent given during the quarter at properties associated with footnotes 4, 5, 6 and 7 below.

(4)	Reflects three months of expected Cash NOI for stabilized properties acquired during the quarter, less actual Cash NOI recognized during the quarter related to these properties.

(5)	Reflects actual Cash NOI recognized during the quarter for properties disposed of during the quarter.

(6)
Reflects three months of expected Cash NOI for Value-Add Acquisitions, development and Redevelopment properties stabilized during the quarter, less actual Cash NOI recognized during the quarter related to these properties.

(7)	Reflects actual Cash NOI during the quarter for Value-Add Acquisitions, development and Redevelopment properties not yet stabilized as of the end of the quarter.

(8)	Excludes goodwill of approximately $0.9 million and deferred loan costs, net of amortization of approximately $1.9 million.

(9)	Excludes $1.7 million of premiums, $7.2 million of noncontrolling interests' share of consolidated debt and $7.6 million of deferred loan costs, net of amortization.

(10)	Amount is determined as our share of debt related to unconsolidated joint ventures. See Definitions for additional information.

(11)	Excludes 0.5 million of participating securities and 0.1 million of potentially dilutive securities.

First Quarter 2017 Supplemental Reporting Package	Page 11

Property Overview (unaudited)

As of March 31, 2017

Markets	Number of Buildings	Square Feet	Percentage of Total Square Feet	Occupancy Percentage(1)	Annualized Base Rent (2) (3)	Annualized Base Rent per Occupied Square Foot	Percentage of Total Annualized Base Rent
CONSOLIDATED OPERATING PORTFOLIO:		(in thousands)			(in thousands)
Atlanta	34	6,948	10.5%	98.3%	$21,842	$3.20	7.3%
Baltimore/Washington D.C.	19	2,308	3.5%	92.1%	14,672	6.91	4.9%
Charlotte	1	472	0.7%	100.0%	1,698	3.60	0.6%
Chicago	36	8,043	12.1%	92.8%	30,510	4.09	10.1%
Cincinnati	30	3,243	4.9%	99.7%	10,922	3.38	3.6%
Dallas	40	5,668	8.6%	97.9%	21,087	3.80	7.0%
Denver	7	969	1.5%	92.8%	4,404	4.90	1.5%
Houston	37	4,537	6.8%	98.0%	26,810	6.03	8.9%
Indianapolis	2	844	1.3%	100.0%	3,394	4.02	1.1%
Louisville	1	300	0.5%	79.2%	818	3.44	0.3%
Memphis	2	1,385	2.1%	100.0%	3,765	2.72	1.2%
Miami(4)	12	1,491	2.3%	100.0%	12,181	8.17	4.1%
Nashville	4	2,064	3.1%	100.0%	6,904	3.35	2.3%
New Jersey	8	1,313	2.0%	100.0%	8,042	6.12	2.7%
Northern California	30	4,402	6.6%	100.0%	27,585	6.27	9.2%
Orlando	21	1,962	3.0%	96.8%	8,596	4.53	2.8%
Pennsylvania	13	3,038	4.6%	95.4%	14,148	4.88	4.7%
Phoenix	25	2,616	3.9%	98.8%	11,612	4.49	3.9%
Seattle	28	3,614	5.4%	100.0%	20,313	5.62	6.8%
Southern California(4)	48	8,786	13.3%	98.3%	48,695	5.64	16.2%
Total/weighted average – operating portfolio	398	64,003	96.7%	97.5%	297,998	4.78	99.2%

VALUE-ADD ACQUISITIONS:
Atlanta	1	399	0.6%	0.0%	—	—	0.0%
Denver	1	146	0.2%	100.0%	1,100	7.54	0.4%
Seattle	1	120	0.2%	71.5%	465	5.41	0.1%
Total/weighted average – value-add acquisitions	3	665	1.0%	34.9%	1,565	6.75	0.5%

DEVELOPMENT PROPERTIES:
Atlanta	1	549	0.8%	41.4%	—	—	0.0%
Dallas	1	347	0.5%	52.3%	693	3.82	0.2%
Orlando	1	95	0.1%	0.0%	—	—	0.0%
Seattle	1	251	0.4%	0.0%	—	—	0.0%
Total/weighted average – development properties	4	1,242	1.8%	32.9%	693	1.70	0.2%

REDEVELOPMENT PROPERTIES:
Chicago	1	101	0.2%	0.0%	—	—	0.0%
Seattle	1	103	0.1%	38.8%	276	6.93	0.1%
Southern California	1	111	0.2%	0.0%	—	—	0.0%
Total/weighted average – redevelopment properties	3	315	0.5%	12.7%	276	6.93	0.1%

Total/weighted average – consolidated properties	408	66,225	100.0%	95.2%	$300,532	$4.77	100.0%

See footnotes on next page.

First Quarter 2017 Supplemental Reporting Package	Page 12

Property Overview (continued)

As of March 31, 2017

Markets	Number of Buildings	Percentage Owned(5)	Square Feet	Percentage of Total Square Feet	Occupancy Percentage(1)	Annualized Base Rent(2)	Annualized Base Rent per Occupied Square Foot	Percentage of Total Annualized Base Rent
UNCONSOLIDATED OPERATING PORTFOLIO:(6)			(in thousands)			(in thousands)
Southern California Logistics Airport(7)	7	50.0%	2,605	33.3%	99.9%	$10,189	$3.92	35.2%
Total/weighted average – unconsolidated operating portfolio	7	50.0%	2,605	33.3%	99.9%	10,189	3.92	35.2%

OPERATING PORTFOLIO IN CO-INVESTMENT VENTURES:
Chicago	2	20.0%	1,033	13.2%	72.8%	3,027	4.03	10.5%
Cincinnati	1	20.0%	543	6.9%	100.0%	2,145	3.95	7.4%
Dallas	1	20.0%	540	6.9%	100.0%	1,809	3.35	6.2%
Denver	5	20.0%	773	9.9%	97.4%	4,113	5.47	14.2%
Louisville	3	10.0%	609	7.8%	100.0%	1,483	2.43	5.1%
Nashville	2	20.0%	1,020	13.1%	100.0%	2,924	2.87	10.1%
Orlando	2	20.0%	696	8.9%	100.0%	3,267	4.70	11.3%
Total/weighted average – co-investment operating properties	16	18.8%	5,214	66.7%	94.2%	18,768	3.82	64.8%
Total/weighted average – unconsolidated portfolio	23	29.2%	7,819	100.0%	96.1%	$28,957	$3.85	100.0%

(1)	Based on leases commenced as of March 31, 2017.

(2)	Annualized base rent is calculated as monthly contractual base rent (cash basis) per the terms of the lease, as of March 31, 2017, multiplied by 12.

(3)
Excludes total annualized base rent associated with tenants currently in free rent periods of $8.7 million, which includes our proportionate share of free rent from unconsolidated joint ventures and excludes free rent related to developments, Redevelopments and Value-Add Acquisitions not yet placed into operation or stabilized during the three months ended March 31, 2017, based on the first month of cash base rent.

(4)	As of March 31, 2017, our ownership interest in the Miami and Southern California properties was 99.6% and 95.2%, respectively, based on our equity ownership weighted by square feet.

(5)	Percentage owned is based on equity ownership weighted by square feet.

(6)	See Definitions for additional information.

(7)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50.

First Quarter 2017 Supplemental Reporting Package	Page 13

Value-Add Acquisitions Overview (unaudited, amounts in thousands, except acres and number of buildings)

As of March 31, 2017

						Cost Incurred
Project	Market	Acres	Number of Buildings	Square Feet	Percentage Owned(1)	Q1-2017	Cumulative Costs at 3/31/2017	Projected Investment	Acquisition Date	Percentage Leased(2)
Consolidated Value-Add Acquisitions Activities:
Stabilized in Q1 2017
3550 Symmes Road	Cincinnati	30	1	301	100%	$183	$11,896	$12,491	Q3-2016	100%
Projected Stabilized Yield(3)		8.9%

Value-Add Acquisitions in Lease-Up
435 Henry	Atlanta	52	1	399	100%	$6	$17,171	$17,308	Q1-2015	100%
10000 East 45th Avenue(4)	Denver	7	1	146	100%	64	15,539	16,096	Q4-2016	100%
1725 Puyallup Street	Seattle	7	1	120	100%	352	10,384	10,958	Q3-2014	72%
Total Value-Add Acquisitions in Lease-Up		66	3	665	100%	$422	$43,094	$44,362		95%
Projected Stabilized Yield – Value-Add Acquisitions in Lease-Up(3)		7.0%

(1)	Percentage owned is based on equity ownership weighted by square feet.

(2)	Percentage leased is computed as of the press release date.

(3)	Yield computed on a GAAP basis including rents on a straight-line basis.

(4)	Percentage leased includes a 116,000 square foot value-add lease.

First Quarter 2017 Supplemental Reporting Package	Page 14

Development Overview (unaudited, amounts in thousands, except acres and number of buildings)

As of March 31, 2017

							Cost Incurred
Project	Market	Acres	Number of Buildings	Square Feet	Percentage Owned(1)		Q1-2017	Cumulative Costs at 3/31/2017	Projected Investment	Completion Date(2)	Percentage Leased(3)
Development Activities:
Development Projects in Lease-Up
DCT North Satellite Distribution Center	Atlanta	47	1	549	100%		$2,015	$26,089	$31,445	Q4-2016	41%
DCT Waters Ridge	Dallas	18	1	347	100%		1,689	20,190	20,688	Q4-2016	52%
DCT Airport Distribution Center Building D	Orlando	6	1	95	100%		124	5,903	7,092	Q3-2016	0%
DCT White River Corporate Center North	Seattle	13	1	251	100%		690	18,613	20,751	Q4-2016	47%
	Total	84	4	1,242	100%		$4,518	$70,795	$79,976		42%

Under Construction
DCT Central Avenue	Chicago	54	1	190	100%		$4,704	$37,769	$63,904	Q3-2017	100%
DCT Stockyards Industrial Center	Chicago	10	1	167	100%		1,202	12,360	15,760	Q2-2017	0%
DCT Greenwood	Chicago	8	1	140	100%		250	2,239	11,585	Q4-2017	0%
DCT Miller Road	Dallas	17	1	270	100%		4,330	7,687	15,287	Q3-2017	0%
DCT DFW Trade Center	Dallas	10	1	112	100%		3,561	5,732	9,609	Q3-2017	0%
DCT Summit Distribution Center	Denver	12	1	168	100%		356	2,810	13,879	Q4-2017	0%
DCT Commerce Center Building C	Miami	8	1	136	100%		811	12,748	15,310	Q2-2017	86%
DCT Commerce Center Building D	Miami	8	1	137	100%		1,336	6,473	15,694	Q4-2017	0%
DCT Commerce Center Building E	Miami	10	1	162	100%		3,061	9,821	19,702	Q4-2017	83%
Seneca Commerce Center Building I	Miami	13	1	222	90%		490	3,748	21,794	Q4-2017	0%
DCT Arbor Avenue	No. California	40	1	796	100%		2,890	23,680	52,940	Q3-2017	0%
SCLA Building 18(4)	So. California	16	1	370	50%	(5)	4,387	5,999	17,494	Q3-2017	47%
	Total	206	12	2,870	93%		$27,378	$131,066	$272,958		21%

Total Projects in Lease-Up and Under Construction		290	16	4,112	95%		$31,896	$201,861	$352,934		28%

Leased Pre-Development
DCT Port Rail Terminal Building B	Houston	13	1	222	100%		$2,509	$2,509	$14,853	Q1-2018	100%

Total Projects Under Development		303	17	4,334	95%		$34,405	$204,370	$367,787		31%
Projected Stabilized Yield – Projects Under Development(6)		7.4%

Pre-Development
DCT Terrapin Commerce Center Building I	Baltimore/Washington D.C.	13			100%		$247	$4,258
DCT Terrapin Commerce Center Building II	Baltimore/Washington D.C.	10			100%		196	3,155
Seneca Commerce Center Building II	Miami	11			90%		500	2,498
Seneca Commerce Center Building III	Miami	11			90%		469	2,346
Seneca Commerce Center Building IV	Miami	4			90%		95	3,105
DCT Williams Corporate Center	Northern California	4			100%		5,719	5,719
DCT Airport Distribution Center Building E	Orlando	6			100%		41	1,504
DCT Airport Distribution Center Building F	Orlando	6			100%		29	1,434
DCT Airport Distribution Center Building G	Orlando	11			100%		2,261	2,261
Blair Logistics Center Bldg A	Seattle	26			100%		1,569	15,966
Blair Logistics Center Bldg B	Seattle	21			100%		199	11,534
Blair Logistics Storage Yard	Seattle	6			100%		45	2,997
	Total	129					$11,370	$56,777

(1)	Percentage owned is based on equity ownership weighted by square feet.

(2)	The completion date represents the date of building shell-completion or estimated date of shell-completion.

(3)	Percentage leased is computed as of the press release date.

(4)
During December 2016, DCT commenced construction on SCLA Building 18, a 370,000 square foot building located in our SCLA unconsolidated joint venture. The cumulative costs of $6.0 million represent the unconsolidated joint venture's cumulative costs and are not included in our “Properties under development” on our Consolidated Balance Sheets as of March 31, 2017.

(5)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50. See Definitions for additional information.

(6)	Yield computed on a GAAP basis including rents on a straight-line basis.

First Quarter 2017 Supplemental Reporting Package	Page 15

Redevelopment Overview (unaudited, amounts in thousands, except acres and number of buildings)

As of March 31, 2017

						Cost Incurred
Project	Market	Acres	Number of Buildings	Square Feet	Percentage Owned(1)	Q1-2017	Cumulative Costs at 3/31/2017	Projected Investment	Completion Date(2)	Percentage Leased(3)
Consolidated Redevelopment Activities:
Redevelopment Projects in Lease-Up
2201 Arthur Avenue	Chicago	5	1	101	100%	$224	$9,066	$9,643	Q3-2016	0%
5555 8th Street East	Seattle	6	1	103	100%	690	11,768	11,768	Q2-2016	100%
Total Redevelopment Projects in Lease-Up		11	2	204	100%	$914	$20,834	$21,411		50%

Redevelopment Projects Under Construction
10810 Painter Avenue	So. California	5	1	111	100%	$502	$9,766	$12,413	Q2-2017	0%

Total Redevelopment Projects in Lease-Up and Under Construction		16	3	315	100%	$1,416	$30,600	$33,824		33%
Projected Stabilized Yield – Projects Under Redevelopment(4)		6.1%

(1)	Percentage owned is based on equity ownership weighted by square feet.

(2)	The completion date represents the date of building shell-completion or estimated date of shell-completion.

(3)	Percentage leased is computed as of the press release date.

(4)	Yield computed on a GAAP basis including rents on a straight-line basis.

First Quarter 2017 Supplemental Reporting Package	Page 16

Acquisition Summary (unaudited)

For the Three Months Ended March 31, 2017

	Property Name	Market	Size
LAND ACQUISITIONS:
February	DCT Airport Distribution Center Building G	Orlando	11.6 acres
February	DCT Williams Corporate Center	Northern California	3.6 acres
March	DCT Port Rail Terminal Building B	Houston	13.2 acres
Total YTD Land Purchase Price – $9.8 million			28.4 acres

First Quarter 2017 Supplemental Reporting Package	Page 17

Indebtedness (unaudited, dollar amounts in thousands)

As of March 31, 2017

Description	Stated Interest Rate	Effective Interest Rate(1)	Maturity Date	Balance as of March 31, 2017
SENIOR UNSECURED NOTES:
2017 Notes, fixed rate	6.31%	6.31%	June 2017	$51,000
2018 Notes, fixed rate	5.62%	5.62%	June & August 2018	81,500
2019 Notes, fixed rate	4.97%	4.97%	August 2019	46,000
2020 Notes, fixed rate	5.43%	5.43%	April 2020	50,000
2021 Notes, fixed rate	6.70%	6.70%	June & August 2021	92,500
2022 Notes, fixed rate	4.61%	7.13%	August & September 2022	130,000
2023 Notes, fixed rate	4.60%	4.75%	August & October 2023	360,000
2024 Notes, fixed rate	3.75%	3.75%	August 2024	80,000
2026 Notes, fixed rate	3.92%	3.92%	August 2026	90,000
2028 Notes, fixed rate	4.02%	4.02%	August 2028	80,000
Premiums (discounts), net of amortization				60
Deferred loan costs, net of amortization				(4,981)
				1,056,079
MORTGAGE NOTES:
Fixed rate secured debt	5.91%	5.67%	June 2017 – August 2025	172,256
Premiums (discounts), net of amortization				1,605
Deferred loan costs, net of amortization				(292)
				173,569
BANK UNSECURED CREDIT FACILITIES:
Senior unsecured revolving credit facility(2)	1.93%	1.93%	April 2019	107,000
2020 Notes, variable rate(3)	2.03%	2.03%	April 2020	125,000
2022 Notes, fixed rate(4)	3.31%	3.31%	December 2022	200,000
Deferred loan costs, net of amortization				(2,279)
				429,721

Total carrying value of consolidated debt				$1,659,369

Fixed rate debt	4.75%	4.99%		86%
Variable rate debt	1.98%	1.98%		14%
Weighted average interest rate	4.37%	4.57%		100%

DCT PROPORTIONATE SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT(5)
Stirling Capital Investments (SCLA)	3.13%	3.13%		$35,032

Scheduled Principal Payments of Debt as of March 31, 2017 (excluding premiums, discounts and deferred loan costs)

Year	Senior Unsecured Notes	Mortgage Notes	Bank Unsecured Credit Facilities	Total
2017	$51,000	$13,125	$—	$64,125
2018	81,500	6,747	—	88,247
2019	46,000	51,344	107,000	204,344
2020	50,000	71,933	125,000	246,933
2021	92,500	18,436	—	110,936
2022	130,000	3,116	200,000	333,116
2023	360,000	6,366	—	366,366
2024	80,000	739	—	80,739
2025	—	450	—	450
2026	90,000	—	—	90,000
Thereafter	80,000	—	—	80,000
Total	$1,061,000	$172,256	$432,000	$1,665,256

(1)	Effective interest rate includes direct hedging costs (excludes hedge ineffectiveness) and mark-to-market adjustments.

(2)
The $400.0 million senior unsecured revolving credit facility matures April 8, 2019 and bears interest at a variable rate equal to LIBOR, plus a margin of between 0.875% to 1.55% per annum or, at our election, an alternate base rate plus a margin of between 0.00% to 0.55% per annum, depending on our public debt credit rating. There was $291.1 million available under the senior unsecured revolving credit facility, net of two letters of credit totaling $1.9 million as of March 31, 2017.

(3)
The senior unsecured $125.0 million term loan matures April 8, 2020 and bears interest at a variable rate equal to LIBOR, plus a margin, depending on our public debt credit rating, of between 0.90% to 1.75% per annum or, at our election, an alternate base rate plus a margin of between 0.00% to 0.75% per annum.

(4)
The senior unsecured $200.0 million term loan matures December 10, 2022 and bears interest at a variable rate equal to LIBOR, plus a margin, depending on our public debt credit rating, of between 1.45% to 2.40% per annum or, at our election, an alternate base rate plus a margin of between 0.45% to 1.40% per annum. On December 11, 2015, we entered into a pay-fixed, receive-floating interest rate swap, which effectively fixes the interest rate on the term loan at 3.31% through maturity.

(5)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50. See Definitions for additional information.

First Quarter 2017 Supplemental Reporting Package	Page 18

Capitalization, Dividend Yield and Fixed Charge Coverage Ratio (unaudited, amounts in thousands, except per share data)

Capitalization at March 31, 2017

Description	Shares or Units(1)	Share Price	Market Value

Common shares outstanding	91,845	$48.12	$4,419,581
Operating partnership units outstanding	3,621	$48.12	174,243
Total equity market capitalization			4,593,824

Consolidated debt, excluding deferred loan costs of $7.6 million			1,666,921
Less: Noncontrolling interests’ share of consolidated debt(2)			(7,156)
Proportionate share of debt related to unconsolidated joint ventures(3)			35,032
DCT share of total debt			1,694,797
Total market capitalization			$6,288,621

DCT share of total debt to total market capitalization			27.0%

Common Stock Dividend Yield

	For the Three Months Ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Dividend declared per common share	$0.31	$0.31	$0.29	$0.29	$0.29
Price per share	$48.12	$47.88	$48.55	$48.04	$39.47
Dividend yield – annualized	2.6%	2.6%	2.4%	2.4%	2.9%

Fixed Charge Coverage Ratio

	For the Three Months Ended March 31,
	2017	2016
Net income attributable to common stockholders	$14,959	$36,391
Interest expense	16,755	16,422
Proportionate share of interest expense from unconsolidated joint ventures(3)	271	274
Real estate related depreciation and amortization	41,605	40,070
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures(3)	1,223	1,100
Income tax expense and other taxes	134	116
Stock-based compensation	1,426	1,302
Noncontrolling interests	830	1,955
Non-FFO gain on dispositions of real estate interests	(26)	(30,097)
Adjusted EBITDA	$77,177	$67,533

CALCULATION OF FIXED CHARGES:
Interest expense	$16,755	$16,422
Capitalized interest	2,685	2,947
Amortization of loan costs and debt premium/discount	(216)	(226)
Other non-cash interest expense	(1,053)	(2,087)
Proportionate share of interest expense from unconsolidated joint ventures(3)	271	274
Total fixed charges	$18,442	$17,330

Fixed charge coverage ratio	4.2x	3.9x

(1)	Excludes 0.4 million of unvested Long-Term Incentive Plan Units, 0.1 million shares of unvested Restricted Stock and 0.1 million Phantom Shares outstanding as of March 31, 2017.

(2)	Amount includes the portion of consolidated debt related to properties in which there are noncontrolling ownership interests.

(3)	Amounts are determined based on our ownership share of such amounts from the unconsolidated joint ventures. See Definitions for additional information.

First Quarter 2017 Supplemental Reporting Package	Page 19

Debt Covenants and Credit Ratings (unaudited)

Debt Covenant Summary as of March 31, 2017

Senior Unsecured Notes(1)	Covenant	Actual Ratio
Leverage ratio	< 55%	36.8%
Fixed charge coverage ratio	> 1.5 x	3.72 x
Secured debt leverage ratio	< 45%	5.1%
Unencumbered assets to unsecured debt	> 1.67 x	2.59 x

Bank Unsecured Credit Facilities(1)	Covenant	Actual Ratio
Leverage ratio	< 60%	32.1%
Fixed charge coverage ratio	> 1.5 x	3.85 x
Secured debt leverage ratio	< 35%	3.9%

Bond Indentures(1)	Covenant	Actual Ratio
Leverage ratio	< 60%	36.1%
Fixed charge coverage ratio	> 1.5 x	3.97 x
Secured debt leverage ratio	< 40%	3.7%
Unencumbered assets to unsecured debt	> 1.50 x	2.68 x

Credit Ratings

Agency	Rating
Moody's	Baa2 (Stable)
Standard & Poor's	BBB (Stable)

(1)
Calculations are compiled in accordance with the note purchase agreement, credit agreement and bond indenture agreement, respectively, based upon definitions contained therein. The Company is not presenting these ratios and the related calculations for any purpose other than informational, and it is not intending for these measures to provide information to investors about the Company’s financial condition or results of operations.

First Quarter 2017 Supplemental Reporting Package	Page 20

Investment in Unconsolidated Joint Ventures Summary (unaudited, dollar amounts in thousands)

Statement of Operations and Other Data

	For the Three Months Ended March 31, 2017
	TRT-DCT JV III	JP Morgan	Stirling Capital Investments
Total rental revenues	$545	$5,642	$3,856
Rental expenses and real estate taxes	(111)	(1,448)	(507)
Depreciation and amortization	(203)	(2,462)	(1,420)
General and administrative expense	—	(229)	(395)
Operating income	231	1,503	1,534
Interest expense	—	—	(760)
Interest and other income (expense)	(2)	(7)	5
Net income	$229	$1,496	$779
Other Data:
Number of properties	3	13	7
Square feet (in thousands)	609	4,605	2,605
Occupancy	100.0%	93.5%	99.9%
DCT ownership(1)	10.0%	20.0%	50.0%	(2)

Balance Sheet

	As of March 31, 2017
	TRT-DCT JV III	JP Morgan	Stirling Capital Investments
Total investment in properties	$20,436	$274,780	$135,984
Accumulated depreciation and amortization	(5,600)	(77,727)	(33,069)
Net investment in properties	14,836	197,053	102,915
Cash and cash equivalents	224	4,146	1,329
Other assets	538	4,442	2,141
Total assets	$15,598	$205,641	$106,385

Other liabilities	$430	$5,671	$5,015
Secure debt maturities – 2017	—	—	69,968	(3)
Secure debt maturities – 2021	—	—	8,076	(3)
Total secured debt	—	—	78,044
Total liabilities	430	5,671	83,059
Partners or members' capital	15,168	199,970	23,326
Total liabilities and partners or members' capital	$15,598	$205,641	$106,385

(1)	See Definitions for additional information.

(2)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50.

(3)
$70.1 million of debt, excluding $0.1 million of deferred loan costs, requires interest only payments through October 2017 and has a variable interest rate of LIBOR plus 2.2%. $8.1 million of debt is payable to DCT, requires principal and interest payments through November 2021 and has a fixed interest rate of 8.5%.

First Quarter 2017 Supplemental Reporting Package	Page 21

Definitions

Adjusted EBITDA:
Adjusted EBITDA represents net income (loss) attributable to common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interests, impairment losses, and proportionate share of interest, depreciation and amortization from unconsolidated joint ventures, and excludes non-FFO gains and losses on disposed assets and business combinations. We use Adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization.

Annualized Base Rent:
Annualized Base Rent is calculated as monthly contractual base rent (cash basis) per the terms of the lease, as of period end, multiplied by 12.

Capital Expenditures:
Capital Expenditures include building and land improvements, development and redevelopment costs, Due Diligence Capital (defined below), casualty costs and tenant improvement.

Cash Basis Rent Growth:
Cash Basis Rent Growth reflects the percentage change in base rent of the lease executed during the period compared to base rent of the prior lease on the same space. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease. If the first payment under the new lease is less than 50% of the second year’s base rent (a “teaser rate”), then such lease is excluded from the calculation. All base rents are compared on a net basis. Base rent under gross or similar type leases are converted to a net base rent based on an estimate of the applicable recoverable expenses.
Cash Net Operating Income (“Cash NOI”):
We calculate Cash NOI as NOI (as defined on next page) excluding non-cash amounts recorded for straight-line rents including related bad debt expense and the amortization of above and below market rents. See definition of NOI for additional information. DCT Industrial considers Cash NOI to be an appropriate supplemental performance measure because Cash NOI reflects the operating performance of DCT Industrial’s properties and excludes certain non-cash items that are not considered to be controllable in connection with the management of the property such as accounting adjustments for straight-line rent and the amortization of above or below market rent. Additionally, DCT Industrial presents Cash NOI, excluding revenue from lease terminations, as such revenue is not considered indicative of recurring operating performance.

Cash NOI, Excluding Revenue From Lease Terminations:
See definition within Cash Net Operating Income above.

Due Diligence Capital:
Deferred acquisition costs identified during due diligence needed to stabilize an asset and/or bring an asset up to our physical standards.

Effective Interest Rate:
Reflects the impact to interest rates of GAAP amortization of discounts/premiums and hedging transactions. These rates do not reflect the impact of facility or administrative fees, amortization of loan costs or hedge ineffectiveness.

Fixed Charge Coverage Ratio:
We calculate Fixed Charge Coverage Ratio as Adjusted EBITDA divided by total Fixed Charges. Fixed Charges include interest expense, interest capitalized, our proportionate share of our unconsolidated joint venture interest expense and adjustments for amortization of discounts, premiums, loan costs and other non-cash interest expense. We consider Fixed Charge Coverage Ratio to be an appropriate supplemental measure of our ability to satisfy fixed financing obligations.

Funds From Operations (“FFO”):
DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance.
NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP.
FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP with the following adjustments:
•
Add real estate-related depreciation and amortization;
•
Subtract gains from dispositions of real estate held for investment purposes;
•
Add impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures; and
•
Adjustments for the preceding items to derive DCT Industrial’s proportionate share of FFO of unconsolidated joint ventures.

FFO, As Adjusted:
We also present FFO, as adjusted, which excludes hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable. We believe that FFO, as adjusted, excluding hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.
Readers should note that FFO or FFO, as adjusted, captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO, as adjusted, may not be comparable to other REITs’ FFO or FFO, as adjusted, should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

Free Rent:
Free rent represents the estimated base rent forgone during the period while a tenant occupies a space but does not pay any base rent. Such amount is calculated for a given space as the monthly contractual base rent amount of the first month following the free rent period multiplied by the number of months of abated rent. For any period in which a space is occupied for less than a full month, if occupancy begins prior to the 16th of the month, a full month of free rent is included in the calculation, and if occupancy begins on or after the 16th of the month, no free rent would be included in the calculation for that month.

GAAP:
United States generally accepted accounting principles.

Land Held:
Land Held that is not intended to be improved or developed in the near future.

Net Effective Rent:
Average monthly base rental income over the term of the lease, calculated on a straight-line basis.

First Quarter 2017 Supplemental Reporting Package	Page 22

Definitions (continued)

Net Operating Income (“NOI”):
NOI is defined as rental revenues, which includes expense reimbursements, less rental expenses and real estate taxes, and excludes institutional capital management fees, depreciation, amortization, casualty and involuntary conversion gain (loss), impairment, general and administrative expenses, equity in earnings (loss) of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. DCT Industrial considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of DCT Industrial’s properties and excludes certain items that are not considered to be controllable in connection with the management of the properties such as amortization, depreciation, impairment, interest expense, interest and other income, income tax expense and other taxes and general and administrative expenses. We also present NOI excluding lease termination revenue as it is not considered to be indicative of recurring operating performance. However, NOI should not be viewed as an alternative measure of DCT Industrial’s overall financial performance since it excludes expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

	For the Three Months Ended March 31,
	2017	2016
Reconciliation of net income attributable to common stockholders to NOI: (amounts in thousands)
Net income attributable to common stockholders	$14,959	$36,391
Net income attributable to noncontrolling interests	830	1,955
Income tax expense and other taxes	134	116
Interest and other (income) expense	5	(515)
Interest expense	16,755	16,422
Equity in earnings of unconsolidated joint ventures, net	(1,516)	(884)
General and administrative expense	7,192	6,262
Real estate related depreciation and amortization	41,605	40,070
Gain on dispositions of real estate interests	(26)	(30,097)
Casualty gain	(270)	—
Institutional capital management and other fees	(472)	(393)
Total NOI	79,196	69,327
Less NOI – non-same-store properties	(10,641)	(4,937)
Less revenue from lease terminations(1)	(501)	(80)
Add early termination straight-line rent adjustment(1)	17	109
NOI, excluding revenue from lease terminations(1)	68,071	64,419
Less straight-line rents, net of related bad debt expense(1)	(1,032)	(3,596)
Less amortization of above/(below) market rents(1)	(597)	(657)
Cash NOI, excluding revenue from lease terminations(1)	$66,442	$60,166

(1)	Amounts relate to our Quarterly and Annual Same-Store Portfolios.

Operating Portfolio:
Includes all consolidated stabilized properties. Development, Redevelopment and Value-Add Acquisitions are placed into the Operating Portfolio upon stabilization. Stabilized acquisitions are included in the Operating Portfolio upon acquisition. Once a property is included in the Operating Portfolio, it remains until it is subsequently disposed or placed into redevelopment.

First Quarter 2017 Supplemental Reporting Package	Page 23

Definitions (continued)

Proforma Cash NOI:
DCT Industrial considers Proforma Cash NOI to be a useful measure to assist investors and analysts in estimating the fair value of certain assets of our Company.  The assessment of Proforma Cash NOI is subjective in that it involves estimates and assumptions and can be calculated using various methods. DCT Industrial’s Proforma Cash NOI may not be comparable to that of other real estate companies.

For the Three Months Ended March 31, 2017
Reconciliation of net income attributable to common stockholders to Proforma Cash NOI: (amounts in thousands)
Net income attributable to common stockholders	$14,959
Net income attributable to noncontrolling interests	830
Income tax expense and other taxes	134
Interest and other expense	5
Interest expense	16,755
Equity in earnings of unconsolidated joint ventures, net	(1,516)
General and administrative expense	7,192
Real estate related depreciation and amortization	41,605
Gain on dispositions of real estate interests	(26)
Casualty gain	(270)
Institutional capital management and other fees	(472)
Total NOI	79,196
Less:
Revenue from lease terminations	(501)
Straight-line rents, net of related bad debt expense	(3,398)
Net amortization of below market rents	(732)
Cash NOI, excluding revenue from lease terminations	74,565
Proportionate share of Cash NOI from unconsolidated joint ventures(1)	3,907
Proportionate share of Cash NOI relating to noncontrolling interests	(483)
Cash NOI attributable to common stockholders	77,989

NOI adjustments to normalize Cash NOI:
Free rent	3,158
Partial quarter adjustment for properties acquired	—
Partial quarter adjustment for properties disposed	—
Partial quarter adjustment for value-add acquisitions stabilized	161
Partial quarter adjustment for development properties stabilized	—
Partial quarter adjustment for redevelopment properties stabilized	—
Value-add acquisitions not yet placed into operating portfolio	(311)
Development properties not yet placed into operating portfolio	(104)
Redevelopment properties not yet placed into operating portfolio	(74)
NOI adjustments, net	2,830
Proforma Cash NOI	$80,819

(1)	Amount is determined as our share of Cash NOI from unconsolidated joint ventures. See Unconsolidated Joint Ventures definition for additional information.

Projected Investment:
An estimate of total expected costs to stabilize properties in accordance with GAAP.

Projected Stabilized Yield:
Calculated as projected stabilized NOI on a straight-line basis divided by total projected investment for Value-Add Acquisitions, Developments and Redevelopments.

Purchase Price:
Contractual price agreed upon by the owner and buyer for the transfer of property.

Redevelopment:
Represents properties out of service while significant physical renovation of the property is underway or while the property is in lease-up subsequent to such renovation. May include previously stabilized properties taken out of service to change the properties' use and/or enhance its functionality.

Retention:
Calculated as (retained square feet + relocated square feet) / ((retained square feet + relocated square feet + expired square feet) - (vacancies anticipated at acquisition square feet + bankruptcy and early termination square feet)).

Sales Price:
Contractual price of real estate sold.

First Quarter 2017 Supplemental Reporting Package	Page 24

Definitions (continued)

Same-Store:
Annual Same-Store Portfolio:
Includes all consolidated stabilized acquisitions acquired before January 1, 2016 and all consolidated developments, Redevelopments and Value-Add Acquisitions stabilized prior to January 1, 2016. Once a property is included in the Annual Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment.
Quarterly Same-Store Portfolio:
Includes all consolidated stabilized acquisitions acquired before January 1, 2016 and all consolidated developments, Redevelopments and Value-Add Acquisitions stabilized prior to January 1, 2016. Once a property is included in the Quarterly Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment.

Same-Store NOI Growth:
Same-Store NOI Growth is calculated by dividing the change in NOI applicable to same-store properties only, period over period, by the preceding period's same-store properties' NOI. We consider NOI from our Annual and Quarterly Same-Store Portfolios to be useful measures in evaluating our financial performance and to improve comparability between periods by including only properties owned for those comparable periods.

Scheduled Principal Amortization:
The aggregate amount of scheduled principal payments required to be made during the period, excluding optional prepayments, balloon payments and scheduled principal payments which are not amortized through periodic installments of principal and interest over the term of the debt.

Square Footage Period Changes (in thousands):

Total operating portfolio square feet as of December 31, 2016	63,701
Developments, redevelopments and value-add acquisitions stabilized and placed into operating portfolio	301
Miscellaneous	1
Total operating portfolio square feet as of March 31, 2017	64,003

Total value-add acquisitions square feet as of December 31, 2016	966
Value-add acquisitions stabilized and placed into operating portfolio	(301)
Total value-add acquisitions square feet as of March 31, 2017	665

Total projects under development square feet as of December 31, 2016	3,807
Construction starts	305
Pre-development construction starts pre-leased	222
Total projects under development square feet as of March 31, 2017	4,334

Total projects under redevelopment square feet as of December 31, 2016	319
Miscellaneous	(4)
Total projects under redevelopment square feet as of March 31, 2017	315
Stabilized:
Developments and Redevelopments are deemed to be stabilized upon the earlier of achieving 90% occupancy or 12 months after shell-completion. Value-Add Acquisitions (defined below) are deemed to be stabilized:

•	If the property acquired is less than 75% occupied upon acquisition, the property will stabilize upon the earlier of achieving 90% occupancy or 12 months from the acquisition date;

•
If the property is acquired with known move-outs, the property will stabilize upon the earlier of achieving 90% occupancy after the known move-outs have occurred or 12 months after the known move-outs have occurred.

All other acquisitions are deemed stabilized upon acquisition.

Stock-based Compensation Amortization Expense:
Represents the non-cash amortization of the cost of employee services received in exchange for an award of an equity instrument based on the award's fair value on the grant date and amortized over the vesting period, presented net of amounts capitalized.

Straight-Line Basis Rent Growth:
Straight-Line Basis Rent Growth reflects the percentage change in Net Effective Rent of the lease executed during the period compared to the Net Effective Rent of the prior lease on the same space. All net effective rents are compared on a net basis. Net Effective Rent under gross or similar type leases are converted to Net Effective Rent based on an estimate of the applicable recoverable expenses.

Turnover Costs:
Turnover Costs are comprised of the costs incurred or capitalized for improvements of vacant and renewal spaces, as well as the commissions paid and costs capitalized for leasing transactions. Turnover Costs and Turnover Costs Per Square Foot presented as a part of leasing statistics represent the total Turnover Costs estimated upon execution to be incurred associated with the leases signed during the period and may not ultimately reflect the actual expenditures.

First Quarter 2017 Supplemental Reporting Package	Page 25

Definitions (continued)

Unconsolidated Joint Ventures:
We present certain measures in this report on a proportionate share basis which represents DCT Industrial’s share of the measure from our unconsolidated joint ventures. We believe that these measures provide useful information to investors regarding our financial condition and/or results of operations because they include DCT Industrial’s share of the applicable amount from unconsolidated joint ventures. DCT Industrial has non-controlling interests in a number of unconsolidated joint ventures and we believe that presenting various measures in this manner help investors better understand DCT Industrial’s financial condition and/or results of operations after taking into account our economic interest in these joint ventures. Our economic interest (as distinct from our legal ownership interest) may fluctuate from time to time and may not wholly align with our legal ownership interests because of provisions in certain joint venture agreements regarding distributions of cash flow, allocations of profits and losses, payments of preferred returns and control over major decisions. Additionally, DCT Industrial does not control our unconsolidated joint ventures and the presentation of certain items, such as assets, liabilities, revenues and expenses, from these unconsolidated joint ventures does not represent our legal claim or obligation for such items.

Value-Add Acquisitions:
Consolidated properties that were acquired and upon acquisition met either of the following criteria:

•	Occupancy of less than 75% upon acquisition;

•	Occupancy of less than 75% expected to occur due to known move-outs within 24 months of the acquisition date.
Consolidated properties that were acquired vacant or with known move-outs within 24 months of the acquisition date with the intention to have the property out of service for significant physical renovations are classified as Redevelopment properties.

First Quarter 2017 Supplemental Reporting Package	Page 26